As filed with the Securities and Exchange Commission on September 2, 2008	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

Registration Statement Under
The Securities Act of 1933

IR Biosciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3301899
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8767 E. Via De Ventura, Suite 190,
Scottsdale, AZ 85258
(Address of principal executive offices)

(480) 922-3926
 (Registrant’s telephone number, including area code)

2003 STOCK OPTION, DEFERRED STOCK
AND RESTRICTED STOCK PLAN
(Full Title of the plans)

Michael K. Wilhelm
Chief Executive Officer
  8767 E. Via De Ventura, Suite 190,
Scottsdale, AZ 85258
(480) 922-3926
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Thomas J. Poletti, Esq.
Anh Q. Tran, Esq.
K&L Gates LLP
10100 Santa Monica Boulevard
Seventh Floor
Los Angeles, CA 90067
Telephone: (310) 552-5000
Facsimile: (310) 552-5001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value	4,000,000 shares	$0.80	(2)	$3,200,000	(2)	$125.76
Total Registration Fee						$125.76	(3)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2003 Stock Option, Deferred Stock and Restricted Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h).  The fee is calculated on the basis of the average of high and low prices reported by the OTC Bulletin Board on August 27, 2008, a date within five (5) business days prior to the date of the filing of this registration statement.

(3)	Paid herewith.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 4,000,000 shares of common stock issuable pursuant to the IR Biosciences Holdings, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan, as amended (the “2003 Plan”). The Board of Directors of the Company recommended for approval and, on June 25, 2008, the stockholders approved an amendment to the 2003 Plan that increased the number of shares available for issuance under the Plan from 2,000,000 to 6,000,000. Pursuant to General Instruction E to Form S-8, for the purposes of the registration of the additional shares under the 2003 Plan, the contents of the Company’s previous Registration Statements on Form S-8, File No. 333-11351 and File No. 333-137191, as filed with the Securities and Exchange Commission on March 11, 2004 and September 8, 2006, respectively, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference

IR Biosciences Holdings, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information filed by the Registrant with the SEC:

•	The Registrant’s Annual Report on Form 10-KSB as filed with the SEC on March 31, 2008.

•	The Registrant’s Quarterly Reports on Form 10-Q as filed with the SEC on May 15, 2008 and August 14, 2008.

•	The Registrant’s Current Reports on Form 8-K as filed with the SEC on April 8, 2008, June 17, 2008, July 23, 2008, August 11, 2008 and August 12, 2008.

•
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form SB-2 (File No. 333-143947), including any amendment or report filed for the purpose of updating such description.

           In addition, all reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein, that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                      Exhibits

Exhibit Number	Description
4.1
IR Biosciences Holdings, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.2
Amendment No. 1 to IR Biosciences Holdings, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Annex B to the definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 5, 2006).

4.3
Amendment No. 2 (titled “Amendment No. 3”) to IR Biosciences Holdings, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Appendix B to the definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 9, 2008).

4.4
Form of Stock Option Agreement (Employee) (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.5
Form of Stock Option Agreement (Executive) (incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.6
Form of Stock Option Agreement (Super Executive) (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.7
Form of Stock Option Agreement (Other) (incorporated herein by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.8
Form of Restricted Stock Award Agreement (Employee) (incorporated herein by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004)

4.9
Form of Restricted Stock Award Agreement (Executive) (incorporated herein by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.10
Form of Restricted Stock Award Agreement (Super Executive) (incorporated herein by reference to Exhibit 4.8 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.11
Form of Stock Award Agreement (Other) (incorporated herein by reference to Exhibit 4.9 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.12	Amendment No. 1 to IR Biosciences Holdings, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference
5.1	Opinion of K&L Gates LLP.
23.1	RBSM, LLP.
23.2	Consent of K&L Gates LLP (contained in exhibit 5.1).
24.1	Power of Attorney (included on signature page).

Item 9.                      Undertakings

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement–notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however , that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference into this Registration Statement, or is contained in a form of prospectus field pursuant to Rule 424(b) that is a part of this Registration Statement;

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, Arizona on this the 2nd day of September, 2008.

IR Biosciences Holdings, Inc.

By:	/s/ Michael K. Wilhelm
Michael K. Wilhelm
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael K. Wilhelm as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Michael K. Wilhelm	President, Chief Executive Officer and	September 2 , 2008
Michael K. Wilhelm	Director (Principal Executive Officer)

/s/ John N. Fermanis	Chief Financial Officer (Principal Financial	September 2, 2008
John N. Fermanis	Officer and Accounting Officer)

/s/ Theodore E. Staahl, M.D.	Director	September 2 , 2008
Theodore E. Staahl, M.D.

/s/ Hal N. Siegel, Ph.D.	Director	September 2 , 2008
Hal N. Siegel, Ph.D.

/s/ Lance K. Gordon, Ph.D.	Director	September 2 , 2008
Lance K. Gordon, Ph.D.

/s/ Robert J. Hariri, M.D., Ph.D.	Director	September 2 , 2008
Robert J. Hariri, M.D., Ph.D.

/s/Jerome B. Zeldis, M.D., Ph.D.	Director	September 2 , 2008
Jerome B. Zeldis, M.D., Ph.D.

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
IR Biosciences Holdings, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.2
Amendment No. 1 to IR Biosciences Holdings, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Annex B to the definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 5, 2006).

4.3
Amendment No. 2 (titled “Amendment No. 3”) to IR Biosciences Holdings, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Appendix B to the definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 9, 2008).

4.4
Form of Stock Option Agreement (Employee) (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.5
Form of Stock Option Agreement (Executive) (incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.6
Form of Stock Option Agreement (Super Executive) (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.7
Form of Stock Option Agreement (Other) (incorporated herein by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.8
Form of Restricted Stock Award Agreement (Employee) (incorporated herein by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004)

4.9
Form of Restricted Stock Award Agreement (Executive) (incorporated herein by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.10
Form of Restricted Stock Award Agreement (Super Executive) (incorporated herein by reference to Exhibit 4.8 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.11
Form of Stock Award Agreement (Other) (incorporated herein by reference to Exhibit 4.9 to the Registrant's Registration Statement on Form S-8 (File No. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.12	Amendment No. 1 to IR Biosciences Holdings, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference
5.1	Opinion of K&L Gates LLP.
23.1	RBSM, LLP.
23.2	Consent of K&L Gates LLP (contained in exhibit 5.1).
24.1	Power of Attorney (included on signature page).